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                                                                    EXHIBIT 10.1

                                 NETSTART, Inc.

                                STOCK OPTION PLAN

       The NetStart Company (the "Employer") sets forth herein the terms of this Stock Option Plan (the "Plan") as follows:

       1.  PURPOSE

           The Plan is intended to advance the interests of the Employer by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Employer, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Employer, and will encourage such eligible individuals to remain in the employ or deliver outstanding services to the Employer. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the "Code") ("Incentive Stock Option"), except to the extent that any such Option would exceed the limitations set forth in Section 7 below, and except for Options specifically designated at the time of grant as not being "incentive stock options". Options granted to non-employees of the Employer are not Incentive Stock Options.

       2.  ADMINISTRATION

           (a) Board. The Plan shall be administered by the Board of Directors of the Employer (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or by unanimous consent of the Board executed in writing in accordance with the Employer's Certificate of Incorporation and bylaws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

           (b) Committee. The Board may from time to time appoint a Stock Option Committee (the "Committee") consisting of not less than two members of the Board. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in
Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and bylaws of the Employer and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Employer's Certificate of Incorporation and bylaws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

           (c) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

           (d) Delegation to the Committee. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

       3.  STOCK


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           The stock that may be issued pursuant to Options granted under the
Plan shall be shares of Common Stock, par value $.01 per share, of the Employer (the "Stock"), which shares may be: (i) treasury shares; (ii) authorized but unissued shares (such treasury shares and authorized but unissued shares being hereinafter sometimes referred to collectively as, the "Employer Stock"); or
(iii) the 375,000 shares allocated by Robert J. McGovern (hereafter referred to as "Employer's Stock") at the time the Company was founded. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 375,000 shares, which number of shares is subject to adjustment as hereinafter provided in Section 18 below. The Board of Directors of the Employer shall have sole discretion in determining whether the stock that may be issued or transferred pursuant to the exercise of Options granted under the Plan shall be obtained from the Employer Stock or newly issued Stock. If any Option expires, terminates, or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option, or if any Option (or portion thereof) is forfeited for any reason, the shares of stock subject to such forfeited Option (or portion), shall be available for future Options granted under the Plan.

       4.  ELIGIBILITY

           Options may be granted under the Plan to any key employee of the Employer (including any such key employee who is an officer or director of the Employer), any Board Member, vendor, consultant or service provider as the Board shall determine and designate from time to time prior to expiration or termination of the Plan.

           An individual may hold more than one Option, subject to such restrictions as are provided herein.

       5.  EFFECTIVE DATE AND TERM OF THE PLAN

           (a) Effective Date. The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan within one year of such effective date by an affirmative vote of stockholders who hold at least a majority of the outstanding shares of stock of the Employer entitled to vote thereon, in person or by proxy, at a duly called meeting of the stockholders; provided, however, that upon approval of the Plan by the stockholders of the Employer as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Employer had approved the Plan on the effective date.

           (b) Term. The Plan shall terminate on the date ten years from the effective date.

       6.  GRANT OF OPTIONS

           Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as "incentive stock options" under
Section 422A of the Code. The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted.

       7.  LIMITATION ON INCENTIVE STOCK OPTIONS

           An Option shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422A(b)(7) of the Code) does not exceed $100,000.

       8.  OPTION AGREEMENTS

           All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Employer and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.


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       9.  OPTION PRICE

           The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement, and, in the case of an Incentive Stock Option, shall be not less than the greater of par value or one hundred percent (100%) of the fair market value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422A(b)(6) and 425(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or one hundred and ten percent (110%) of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked price or between the high or low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day in which any such sale shall have been made.

       10. TERM AND EXERCISE OF OPTIONS

           (a) Term. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422A(b)(6) and 425(d) of the Code (relating to stock ownership of more than ten percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

           (b) Option Period and Limitations on Exercise. Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option shall become exercisable in whole or in part only upon the satisfaction of certain conditions specified in the Option Agreement relating to the Optionee's continued employment during any period or periods of time, the attainment of performance goals or objectives established or to be established by the Board or such other factors as the Board may deem appropriate, and that failure to satisfy such conditions shall result in forfeiture of the Options or a portion thereof; provided, however, that any such limitation or condition on the exercise of an Option, or portion thereof, contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option (but prior to the forfeiture of the Option, or portion thereof, as a result of failure to satisfy such limitation or condition) so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Employer as provided in Section 5 above.

           (c) Method of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Employer on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Board and set forth in the Option Agreement pertaining to an Option, either (i) in cash or in cash equivalents; (ii) through the tender to the Employer of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii); provided, however, that the Board may in its discretion impose and set forth in the Option Agreement pertaining


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to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

       11. THIS SECTION INTENTIONALLY LEFT BLANK.

       12. RESTRICTIONS ON TRANSFER AND REPURCHASE RIGHTS

           (a) Transferability of Options. During the lifetime of an Optionee to whom an Option is granted, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

           (b) Repurchase Rights of Employer. Except as otherwise provided in an Option Agreement, (1) upon the termination of an Optionee's employment with the Employer or a "subsidiary corporation" within the meaning of Section 425(f) of the Code (a "Subsidiary") for any reason, the Employer shall have the right, for a period of 90 days following such termination of employment to repurchase any or all of the shares purchased by the optionee pursuant to an Option granted under this Plan, including shares purchased during any period following such termination of employment in which the Option remains exercisable pursuant to
Section 13, below (but excluding shares that were previously transferred by the Optionee pursuant to Subsection 12(c) below) at a price equal to the fair market value of such shares on the date of termination; and (2) upon the exercise, pursuant to Section 14 below, of an Option following the Optionee's termination of employment due to the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of the Optionee, the Employer shall have the right, for a period of 90 days following such exercise, to repurchase any or all such shares at a price equal to the fair market value of such shares on the date of exercise. "Fair market value," for purposes of this Subsection 12(b), shall be determined by the Board in the same manner used by it in good faith to determine fair market value for purposes of determining the Option Price pursuant to Section 9 above.

           (c) Transferability of Shares. An Optionee (or such other individual who is entitled, pursuant to Section 14 below, to exercise an Option following the death of the Optionee) shall not transfer any shares purchased pursuant to an Option to anyone without first offering them to the Employer for purchase on the same terms and conditions as those offered the proposed transferee. Any individual who proposes such a transfer shall notify the Employer, in writing, of the identity of the transferee and the terms and conditions of such transfer. The Employer may exercise this right of first refusal within 45 days after receiving such notice of the proposed transfer. If the Employer fails to exercise such right of first refusal during this 45 day period, the stockholder may proceed with the proposed transfer free of any further restrictions (except as provided in Subsection (b) above) at any time within the next 45 days, and if he does not do so, the restrictions of this Subsection shall re-apply.

       13. TERMINATION OF EMPLOYMENT

           Upon the termination of the employment of an Optionee with the Employer or any Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that by inclusion of appropriate language in an Option Agreement, the Board may, in its discretion, provide that an Option shall be exercisable for up to 30 days following such termination of employment, unless earlier terminated pursuant to Section 10(a) above. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a


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termination of employment with the Employer or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed with the Employer or any other Subsidiary.

       14. RIGHTS IN THE EVENT OF DEATH OR DISABILITY

           (a) Death. If an Optionee dies while employed by the Employer or a Subsidiary or within the period following the termination of employment during which the Option is exercisable under Section 14(b) below, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death to the extent the Option was exercisable immediately prior to the Optionee's death, except as is otherwise provided in the Option Agreement relating to such Option.

           (b) Disability. If an Optionee terminates employment with the Employer or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment to the extent the Option was exercisable immediately prior to the Optionee's termination of employment, except as is otherwise provided in the Option Agreement relating to such Option. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

       15. USE OF PROCEEDS

           The proceeds received by the Employer from the sale of Employer Stock pursuant to Options granted under the Plan shall constitute general funds of the Employer.

       16. REQUIREMENTS OF LAW

           Violations of Law. The Employer shall not be required to sell, issue or transfer any shares of Stock under any Option if the sale, issuance or transfer of such shares would constitute a violation by the individual exercising the Option, by the Employer of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically, in connection with the Securities Act of 1933, as amended (the "Act"), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Employer shall not be required to sell, issue or transfer such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Employer shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or the transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

       17. AMENDMENT AND TERMINATION OF THE PLAN

           The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by the affirmative vote of stockholders who hold at least a majority of outstanding shares of stock of the Employer entitled to vote thereon and who vote in person or by proxy at a duly constituted stockholders' meeting, (a) materially change the requirements as to eligibility to receive Options; (b) increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options granted under the Plan (except as permitted under Section 18 hereof); (c) change the minimum Option Price set forth in Section 9 hereof (except as permitted under Section 18 hereof); (d) increase the maximum period during which Options may be exercised; (e) extend the term of the Plan; or


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(f) materially increase the benefits accruing to eligible individuals under the
Plan. Except as permitted under Section 18 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

       18. EFFECT OF CHANGES IN CAPITALIZATION

           (a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Employer by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Employer, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Employer. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

           (b) Reorganization in Which the Employer Is the Surviving Corporation. Subject to Subsection (c) hereof, if the Employer shall be the surviving corporation in any reorganization, merger, or consolidation of the Employer with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

           (c) Reorganization in Which the Employer Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Employer, or upon a merger, consolidation or reorganization of the Employer with one or more other corporations in which the Employer is not the surviving corporation, or upon a sale of substantially all of the assets of the Employer to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Employer is the surviving corporation) approved by the Board which results in any person or entity owning eighty percent (80%) or more of the combined voting power of all classes of stock of the Employer, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. Not withstanding the immediately preceding sentence, the Board of Directors shall have the right in its sole discretion to terminate the Option Plan herein. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Employer gives notice thereof to its stockholders.

           (d) Adjustments. Adjustments under this Section 18 related to stock or securities of the Employer shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

           (e) No Limitations on Employer. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

       19. DISCLAIMER OF RIGHTS


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           No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Employer, or to interfere in any way with the right and authority of the Employer either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Employer.

       20. NONEXCLUSIVITY OF THE PLAN

           Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Employer for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise then under the Plan.

                                      * * *

       This Plan was duly adopted and approved by the Board of Directors of the Employer by resolution at a meeting held on the______________ day of _____________, 1995.

         Secretary of the Employer

       This Plan was duly approved by the stockholders of the Employer by resolutions set forth in a unanimous consent dated on the____________day of___________,_________

         Secretary of the Employer